UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2004

Asyst Technologies, Inc.

(Exact Name of Registrant, as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	000-22430 (Commission File Number)	94-2942251 (IRS Employer Identification Number)

48761 Kato Road, Fremont, California (Address of Principal Executive Offices)	94538 (Zip Code)

Registrant’s telephone number, including area code: (510) 661-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events.

The Registrant’s 51%-owned joint venture company, Asyst Shinko, Inc., or ASI, develops, manufactures, markets and installs automated material handling systems (AMHS) for semiconductor and flat panel display manufacturing plants. These are long-term construction-type projects, and during periods of rapid growth in project activity ASI can require substantial short-term working capital to support the manufacturing and installation of systems ahead of invoicing and collection of payments for the systems. ASI makes use of revolving credit facilities to help support its short-term working capital needs.

On December 27, 2004, ASI established a revolving credit facility with Hyakugo Bank of Japan to support its working capital requirements (the “Hyakugo facility”). The maximum amount that can be borrowed under the Hyakugo facility is 2.0 billion Japanese Yen, or approximately $19.5 million USD at exchange rates as of January 14, 2005. The Hyakugo facility expires on June 27, 2005, at which time all amounts outstanding under the facility are due and payable, unless the facility is extended. The Hyakugo facility requires no collateral from ASI and no guarantees from the Registrant. It carries a variable interest rate based on the Tokyo Interbank Offered Rate (TIBOR, currently 0.06 percent) plus a margin of 1.00 percent. Under the Hyakugo facility, ASI is not required to maintain compliance with any material financial covenants. The Hyakugo facility increases total short-term borrowing available to ASI to 7.0 billion Japanese Yen, or approximately $68.4 million USD at exchange rates as of January 14, 2005.

On January 14, 2005, ASI drew an advance from the Hyakugo facility of 1.2 billion Japanese Yen, or approximately $11.7 million USD at exchange rates as of that date. As of January 19, 2005, total short-term borrowing under all facilities available to ASI was approximately 3.4 billion Japanese Yen, or approximately $33.3 million USD at exchange rates as of January 19, 2005. Including the short-term debt of ASI, the Registrant’s total consolidated short-term debt as of January 19, 2005 was approximately $44.8 million, an increase of $9.4 million over the $35.4 million reported as of the end of the Registrant’s second quarter ended September 25, 2004.

The Registrant anticipates that ASI will continue to draw advances and make payments on its credit facilities from time to time in the ordinary course of its business to support its working capital requirements.

Other debt obligations of the Registrant on a consolidated basis are described in the Registrant’s periodic reports filed with the SEC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: January 21, 2005	By:	/s/ Steve Debenham
Steve Debenham
Vice President, Secretary, and General Counsel